EXHIBIT 10.21


                          FIFTH AMENDMENT TO AMENDED
                         AND RESTATED CREDIT AGREEMENT


       This Fifth Amendment to Amended and Restated Credit Agreement ("Fifth Amendment") is dated effective December 1, 1995 among NBD BANK, formerly NBD Bank N.A., successor by merger to National Bank of Detroit ("NBD" or "Bank"), as lender, with its main offices at 611 Woodward Avenue, Detroit, Michigan 48226, and Secom General Corporation, a Delaware corporation ("Secom"), whose address is 46035 Grand River Ave., Novi, Michigan 48374; Uniflow Corporation, a Michigan corporation ("Uniflow"), whose address is 26600 Heyn Drive, Novi, Michigan 48450; Triple Tool, Inc., a Michigan corporation ("Triple Tool") whose address is 1445 Allen Drive, Troy, Michigan 48083; Micanol, Inc., a Michigan corporation ("Micanol") whose address is P.O. Box 881, 46001 Grand River, Novi, Michigan 48376; L&H Die, Inc., a Michigan corporation ("L&H"), whose address is 38200 Ecorse Road, Romulus, Michigan 48174; Form Flow, Inc., a Michigan corporation ("Form Flow"), whose address is 6901 Cogswell, Romulus, Michigan 48174; and Tri-Tec Plastics Corporation, a Michigan corporation ("Tri-Tec"), whose address is 46035 Grand River Ave., Novi, Michigan 48374 (such corporations being sometimes collectively referred to as the "Borrowers" and individually as a "Borrower"), as borrowers.

       This Fifth Amendment amends the Amended and Restated Credit Agreement dated December 15, 1993, among NBD and the Borrowers, as amended by (i) the First Amendment to Amended and Restated Credit Agreement dated July 19, 1994,
(ii) the letter dated August 19, 1994 from NBD to Secom, (iii) the Third Amendment to Amended and Restated Loan Agreement dated December 28, 1994 and
(iv) the Fourth Amendment to Amended and Restated Loan Agreement dated February 17, 1995 (as so amended, the "Credit Agreement" or "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.


                                   Recitals

      A. NBD has made available to the Borrowers revolving credit loans and term loans as more fully described in the Credit Agreement.

      B. The Borrowers have requested that NBD provide a new term loan to Secom in the original principal amount of $800,000, a portion of which will be used to fund the purchase price of certain real estate currently being leased by Secom and a portion of which will be used to refinance the obligations of Secom to NBD under the $500,582.78 Secom Note and the $109,322.08 Triple Tool Note.

      C. The Borrowers have also requested that NBD provide them with up to $1,000,000 in term loans to allow the various Borrowers to purchase equipment.

      D. NBD is willing to provide such financing on the terms and conditions set forth in this Fifth Amendment.

      E. The Borrowers have determined that it is in their best interest to guaranty the new term loan to Secom and Uniflow and the loans under the proposed equipment line in order to induce NBD to provide such financing, since Secom provides many services to the other Borrowers, the current obligations will be extended, a portion of the financing will reduce the outstandings under the Line of Credit and the equipment to be purchased will help increase the revenues and profitability of the respective Borrowers.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Amended Term Loans. A new Section 1.2C is hereby added to the Credit Agreement to read as follows:

      1.2C Amended Term Loans.

      Prior to December 31, 1995 and subject to meeting all conditions for funding, NBD will provide a term loan to Secom in the original principal amount of $800,000, a portion of which will refinance (but not repay) the $500,582.78 Secom Note and the $109,322.08 Triple Tool Note and also to purchase the real property commonly known as 6999 Cogswell, Romulus, Michigan, and more fully described on Exhibit 1.2C(i) ("Purchased Property"). Such loan will be evidenced by an Installment Business Loan Note substantially in the form of Exhibit 1.2C(ii) attached to the Fifth Amendment (together with any amendments, extensions, renewals or restatements, the "$800,000 Secom Note"). In addition to the existing Secom Mortgages and the other collateral granted to NBD to secure the Obligations, Secom will deliver a mortgage on the Purchased Property to secure the $800,000 Secom Note and the other Obligations.

      2. New Equipment Line. A new Section 1.2D is hereby added to the Credit Agreement to read as follows:

      1.2D $1,000,000 Equipment Line. NBD agrees to consider from time to time prior to December 31, 1995 ("Equipment Line Expiration Date"), granting term loans to any Borrower (jointly and severally with Secom) not to exceed $1,000,000 in the aggregate original principal amounts (the "Equipment Line"), the proceeds of which must be used by the requesting Borrower to finance no more than 80% of the purchase price of the equipment being acquired for use in such Borrower's business. Each loan will be made at NBD's discretion and will be subject to the conditions set forth in Section 9 of the Fifth Amendment. Such loans shall be evidenced by Installment Business Loan Notes in the forms provided



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
      by NBD (all such notes, together with any amendments, extensions, renewals or restatements, are referred to as the "1995 Equipment Line Notes").

      3. Revised Covenants. Sections 5.1B and 5.1C of the Credit Agreement are hereby amended in their entirety to read as follows:

      B. Tangible Capital Funds. Maintain Tangible Capital Funds as follows: from June 30, 1995 and thereafter of at least $9,000,000.

      C. Total Liabilities to Tangible Capital Funds. Maintain the following ratios of total liabilities minus deferred tax liabilities as shown on the consolidated balance sheet of Borrowers as determined and prepared in accordance with generally accepted accounting principles consistently applied ("Total Liabilities") to Tangible Capital Funds of no more than 2.2 to 1.0 from June 30, 1995 and thereafter.

      4. Definitions. All references in the Credit Agreement to the "Notes" and the "Term Notes" shall hereafter include the $800,000 Secom Note and the 1995 Equipment Line Notes. All references to the "Obligations" in the Credit Agreement shall hereafter include the liabilities and obligations under the $800,000 Secom Note and the 1995 Equipment Line Notes. All references to the $500,582.78 Secom Note and the $109,322.08 Triple Tool Note shall hereafter refer to the $800,000 Secom Note. All references in the Credit Agreement to the "Loan Documents" shall include the documents and instruments executed pursuant to this Fifth Amendment.

      5. Interest Rate on Line of Credit Note and Term Notes. Borrowers and the Bank agree that notwithstanding anything to the contrary contained in the Credit Agreement, the Line of Credit Note or any of the Term Notes, beginning on and after December 1, 1995, interest shall accrue and be payable on the Line of Credit Note and each of the Term Notes (except any 1995 Equipment Line Note which specifically references a fixed interest rate, if any) at a per annum rate equal to the Applicable Margin (defined below) for the type of note plus the rate announced from time to time by the Bank as its "prime rate" (the "Note Rate"), which prime rate may not be the lowest rate charged by the Bank to any of its customers. Each change in the prime rate will immediately result in a change of the Note Rate. After maturity, or from and after an Event of Default as defined in the Credit Agreement, the outstanding principal balance under the Line of Credit Note and the Term Notes shall bear additional interest from and after such maturity date or the occurrence of the Event of Default, at a rate of three (3%) percentage points per annum above the applicable Note Rate until such note is fully paid or the Event of Default is fully cured (the "Default Rate"). Interest shall be computed on the basis of actual days elapsed over a period of a 360-day year.



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
      The "Applicable Margin" will be determined according to the following table:

Total Liabilities to
Tangible Capital Funds
(determined under           Applicable Margin       Applicable Margin
Section 5.1C) is:            for Term Notes      for Line of Credit Note
-----------------            --------------      -----------------------
Greater than or equal to         1.75%                   1.25%
2.0 to 1.0

from 1.75 to 1.0 up to and       1.50%                   1.00%
including 1.99 to 1.0

from 1.50 to 1.0 up to and       1.25%                   .75%
including 1.74 to 1.0

from 1.25 to 1.0 up to and       1.00%                   .50%
including 1.49 to 1.0

less than 1.25 to 1.0             .75%                   .25%

The Applicable Margin will be adjusted effective on the first day of the next fiscal quarter after receipt of the quarterly financial statements delivered to the Bank pursuant to Section 5.4. If such quarterly financial statements are not delivered by the end of the quarter in which they are due, the ratio of Total Liabilities to Tangible Capital Funds will be deemed to be greater than 2.0 to 1.0 until quarterly financial statements are delivered to the Bank. Any appropriate adjustments to the Applicable Margin will be effective upon the date of receipt by the Bank of the overdue financial statements.

      6. SWAP Transactions. NBD may from time to time enter into interest rate or currency swap agreements or future rate agreements or forward exchange contracts or interest rate protection or cap agreements with one or more of the Borrowers ("Swap Transactions"). Any telex, telecopy or other document evidencing any Swap Transaction and any agreement entered into by any Borrower and NBD pursuant to or in connection with a Swap Transaction will be considered part of the "Loan Documents" under the Credit Agreement. Any obligations of any Borrower to NBD under or in connection with a Swap Transaction will be considered part of the "Obligations" under the Credit Agreement.

      7. Conditions Precedent. NBD shall not be required to make the loan described in Sections 1.2C and 1.2D of the Credit Agreement unless and until all of the terms and conditions of Article II of the Credit Agreement have been and continue to be met, and, in addition:

            (a) NBD shall have received this Fifth Amendment, executed and delivered by each of the Borrowers;



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
            (b) NBD shall have received a commitment for title insurance in the amount of $800,000, covering the 1995 Mortgage of the Purchased Property and the property commonly known as 6901 Cogswell and 38200 Ecorse, Romulus, Michigan, and subject only to encumbrances and exceptions consented to by NBD;

            (c) NBD shall have received an officers certificate from each Borrower in form and substance satisfactory to NBD; and

            (d) NBD shall have received simultaneously with the execution of this Fifth Amendment a closing fee of 1% of the principal amount of the loans extended under Section 1.2C from the Borrowers.

      8. Additional Conditions For Mortgage Loan. NBD shall not be required to make the loan described in Section 1.2C of the Credit Agreement unless and until all of the terms and conditions of Section 7 of this Fifth Amendment and in Article II of the Credit Agreement have been and continue to be met, and, in addition:

            (a) NBD shall have received the $800,000 Secom Note, and an environmental certification in the form provided by NBD, executed and delivered by Secom;

            (b) NBD shall have received frown Secom executed copies of the Amended and Restated Mortgage ("1995 Mortgage") in the form of Exhibit 7 attached to this Fifth Amendment, which amends and restates the existing Mortgage dated June 1, 1990 covering the real property commonly known as 6901 Cogswell and 38200 Ecorse, Romulus, Michigan, and grants a mortgage on the Purchased Property;

            (c) On or before December 31, 1995, Secom shall deliver to NBD a mortgage survey of the Purchased Property and the property commonly known as 6901 Cogswell and 38200 Ecorse, Romulus, Michigan, certified to NBD; and

            (d) The Borrowers will take all reasonable steps necessary to insure that the title policy issued from the commitment required above is issued without standard exceptions, at the Borrower's expense.

      9. Conditions to Equipment Line. NBD shall not consider making any loan described in Section 1.2D of the Credit Agreement unless and until all of the conditions in Section 7 of this Fifth Amendment and in Article II of the Credit Agreement have been and continue to be met, and, in addition, NBD shall have received:

            (a) A 1995 Equipment Line Note, appropriately completed to represent the advance and the agreed upon repayment terms;



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
            (b) Appropriate evidence of the purchase and delivery of the equipment which is being financed (or binding contracts for such purchase and delivery);

            (c) UCC financing statements executed by the requesting Borrower and filed in the appropriate jurisdictions and evidencing NBD's purchase money security interest in such equipment;

            (d) A fee of 1% of the requested advance under the Equipment Line;
      and

            (e) Such other information or documents as NBD shall request in connection with such loan.

      10. Additional Defaults. NBD may fund any loan without waiving any of the conditions set forth in Sections 7, 8 or 9 of this Fifth Amendment. Unless otherwise agreed to in writing by NBD, if the Borrowers fail to comply with any condition in this Fifth Amendment within 15 days after a written request for compliance is sent by NBD to Secom, NBD may consider such failure an Event of Default under the Credit Agreement.

      11. Expenses. Borrowers acknowledge and agree that the Borrowers will pay reasonable attorneys' fees and out of pocket costs of NBD in connection with or with respect to this Fifth Amendment and the loans funded pursuant hereto.

      12. Ratification. The parties hereto acknowledge and agree that the terms and provisions of this Fifth Amendment amend, add to and constitute a part of the Credit Agreement. Except as expressly modified and amended by the terms of this Fifth Amendment, all of the other terms and conditions of the Credit Agreement and all of the documents executed in connection therewith or referred to or incorporated therein (including, without limitation, the Restated Guaranties), remain in full force and effect and are hereby ratified, confirmed and approved.

      13. Express Conflicts. If there is an express conflict between the terms of this Fifth Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Fifth Amendment shall govern and control.

      IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Amended and Restated Credit Agreement effective as of the date noted above.



                                    SECOM GENERAL CORPORATION

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: Chief Financial Officer
                                         --------------------------------


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


                                    UNIFLOW CORPORATION

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: Vice President
                                         --------------------------------



                                    TRI-TEC PLASTICS CORPORATION

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: President
                                         --------------------------------



                                    TRIPLE TOOL, INC.

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: Vice President
                                         --------------------------------



                                    MICANOL, INC.

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: Vice President
                                         --------------------------------



                                    L&H DIE, INC.

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: Vice President
                                         --------------------------------



                                    FORM FLOW, INC.

                                    By:  /s/ Dave Marczak
                                         --------------------------------
                                    Its: Vice President
                                         --------------------------------


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


                                    NBD BANK

                                    By:  /s/ Timothy O'Rourke
                                         --------------------------------
                                    Its: Vice President
                                         --------------------------------




EXHIBITS

Exhibit 1.2C(i)  Legal Description
Exhibit 1.2C(ii)  $800,000 Secom Note
Exhibit 7  Amendment and Restated Mortgage






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